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                               THE CARE GROUP, INC.
                                       1995
                                STOCK OPTION PLAN

                                    SECTION I
                                NATURE AND PURPOSE

  This Plan shall be known as "The Care Group, Inc. 1995 Stock Option Plan." This Plan permits the grant of both (i) options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code"), and (ii) nonstatutory restricted stock options ("ROs"). This Plan is designed to encourage certain highly talented officers, directors, employees and consultants of The Care Group, Inc. (the "Company") and its subsidiaries to help build the Company and its subsidiaries into a strong, profitable and growing business. This Plan is in addition to the Company's 1990 Stock Option Plan, 1991 Stock Option Plan and 1993 Stock Option Plan.

                                    SECTION II
                                GRANT OF OPTIONS

  1. Grant of Options. The Board of Directors of the Company is empowered from time to time to grant (i) ISOs to one or more officers or key employees of the Company or any of its subsidiaries and (ii) ROs to one or more of the officers, directors, employees, consultants, advisers or affiliates of the Company or any of its subsidiaries (ISOs and ROs are hereinafter collectively referred to as "Company Options" and, individually, as a "Company Option"). A total of one million (1,000,000) Company Options may be granted under this Plan. Each Company Option shall be expressly designated as an ISO or RO.

  2.  Exercise of Company Options.
      (a) Each Company Option is exercisable for one (1) share of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), subject to adjustment as provided below (the share of Common Stock subject to each Company Option is sometimes hereinafter referred to as a "Company Option Share," and all such shares are hereinafter sometimes collectively referred to as the "Company Option Shares"; the share of Common Stock


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subject to an ISO is sometimes hereinafter referred to as an "ISO Share," and all such shares are sometimes hereinafter referred to as the "ISO Shares";
the share of Common Stock subject to an RO is sometimes hereinafter referred to as an "RO Share," and all such shares are sometimes hereinafter referred to as the "RO Shares").

      (b) Subject to Paragraph 4 of this Section II, each Company Option (other than an ISO granted to a "Significant Stockholder" (hereinafter defined)) may be exercised by an optionee upon ten days prior written notice to the Company at any time during the period commencing upon the date of grant of such option and expiring on December 31, 2004. At 11:59 p.m. on December 31, 2004, each Company Option (other than an ISO granted to a Significant Stockholder) will expire. Each ISO granted to a Significant Stockholder at the date of grant will expire 5 years after date of grant. Each Company Option shall be nontransferrable by the optionee to whom it is granted and, except as provided in Subparagraph 4(c) of this Section II, shall be exercisable only by such optionee.

  3.  Purchase Price of Company Options.
      (a) The purchase price of each RO Share shall be at least ninety percent of the per share fair market value of the Common Stock on the date of grant (as determined pursuant to paragraph 3(c)).

      (b) The purchase price of each ISO Share shall be the fair market value per share of Common Stock on the date of grant (as determined pursuant to paragraph 3(c)). In the case of an ISO to be granted to a person owning stock possessing more than ten percent of the total combined voting power of all classes of the stock of the Company and all of its subsidiaries (a "Significant Stockholder"), the purchase price of the ISO share subject to such option shall be 110% of the fair market value of the Common Stock on the date of grant (as determined pursuant to paragraph 3(c)). In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and all its subsidiaries) exceed $100,000.

      (c) For the purpose of this paragraph 3(b), the "fair market value" of the Common Stock "on the date of grant" shall be determined as of the last business day for which the prices or quotes of the Common Stock are available prior to such date of grant and shall mean (i) the closing bid price (or average of bid prices) last quoted (on the date) by an established quotation service for over-the-counter securities, if the Common Stock is reported on neither the NASDAQ National Market System ("NMS") nor a national securities exchange; or (ii) the last reported sale price (on the date) of the Common Stock on the NMS, if the Common Stock is then traded on the NMS but not on a national securities exchange; or (iii) the average (on the date) of the high and low prices of the Common Stock on the principal national securities exchange, if the Common Stock is traded on a national securities exchange.

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However, if the Common Stock is not publicly traded at the time a Company
Option is granted under this Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Company's Board of Directors after taking into consideration all factors which the Board of Directors deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

  4.  Early Expiration of Options.
     (a) If an optionee ceases to be employed or affiliated with the Company such that he is no longer an officer, director, employee, adviser, consultant or affiliate thereof prior to expiration of his Company Options other than by Disability (hereinafter defined), death or for Cause (hereinafter defined), his Company Options, if then exercisable, may be exercised by the optionee only within three months after the date that his employment or affiliation with the Company ceases (but in no event may his Company Options be exercised beyond December 31, 2004); provided, however, that if the optionee dies within such three-month period the provisions of subparagraph (c) of this paragraph 4 shall govern. A leave of absence for less than 90 days or where the optionee's return to employment is guaranteed by contract or statute is not deemed a termination of employment.

     (b) If an optionee ceases to be employed or affiliated with the Company such that he is no longer an officer, director, employee, adviser, consultant or affiliate thereof prior to the expiration of his Company Options by Disability, his Company Options, if then exercisable, may be exercised by the optionee only within one year after the date of such Disability (but in no event later than December 31, 2004); provided, however, that if the optionee dies within such one year period the provisions of subparagraph (c) of this paragraph 4 shall govern.

    (c) In the event of the death of an optionee prior to the expiration of his Company Options, his Company Options, if then exercisable, may be exercised by his estate, personal representative or beneficiaries who has acquired the Company Option by will or by the laws of descent or distribution at any time prior to one year following the optionee's death but no later than December 31, 2004.

    (d) If an optionee ceases to be either an officer, director or employee of the Company for Cause prior to expiration of his Company Options, then each of his then outstanding Company Options shall, upon his so ceasing to be an officer, director or employee, thereupon expire and be cancelled in full.

    (e) As used in this paragraph 5, the following terms shall have the following meanings:

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        (i)  "Cause":  The grossly negligent or
otherwise unsatisfactory performance of the optionee's duties to the Company as an officer, director or employee thereof, or the optionee's willfully engaging in either misconduct materially injurious to, or fraudulent conduct involving, the Company.
      (ii) "Disability": The inability of the optionee, due to total and permanent physical or mental incapacity, to be able to perform substantially all of the duties and activities to be performed by such optionee as an officer, director, employee, consultant or agent of the Company or any of its subsidiaries performed during the six months prior to such incapacity or illness.

  5. Buy-Out. If at any time prior to expiration of the Company Options the Company approves (i) a definitive agreement to merge or consolidate the Company with or into another corporation or other business entity whereby the holders of all of the issued and outstanding shares of Common Stock immediately prior to the merger or consolidation will, immediately after the merger or consolidation, hold no more than 60% of the aggregate value of the capital stock of the surviving entity or (ii) the sale of at least 50% of the assets of the Company based on fair value, then the Company may, within seven days after the Company so approves such definitive agreement or asset sale, purchase any or all of the then outstanding Company Options with respect to which the optionees shall not have then exercised (whether or not notice of exercise of any such Company Options shall then have been delivered pursuant to subparagraph 2(b)) at a per option price equal to $.10; provided, however, that
(i) if the Company shall purchase less than all then outstanding Company Options, the Company shall purchase Company Options from each optionee on a prorated basis in accordance with the number of Company Options held by each such optionee as such number bears to the total number of then issued and outstanding Company Options, and (ii) the Company shall not have the right under this paragraph to purchase any outstanding ISOs to the extent that the right to effect such purchases will disqualify the ISOs granted hereunder as "incentive stock options" under Section 422A of the Code.

  6.  Reclassification, Reorganization or Merger.
     (a) In case of any reclassification, capital reorganization or other change of outstanding shares of the Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into any corporation or a merger of another corporation with and into the Company or in case of any sale or

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conveyance to another corporation of all or substantially all of the property of the Company (any of the foregoing transactions hereinafter being referred to as an "Extraordinary Transaction"), the Company shall cause effective provision to be made so that each optionee shall have the right thereafter, upon exercising his Company Options, to receive the kind and amount of shares of stock and other securities and property receivable upon such Extraordinary Transaction as if such optionee had exercised his Company Options immediately prior to such Extraordinary Transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Plan and Agreement. The foregoing provisions of this paragraph shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (b) Notwithstanding the foregoing, any adjustment made pursuant to paragraph 6(a) with respect to ISOs shall only be made after the Board of Directors, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

                                   SECTION III
                              PROVISIONS GOVERNING

                               THE GRANT OF ISOs

  Notwithstanding anything to the contrary contained herein, each ISO and each ISO Share subject thereto shall be subject to the following terms and conditions:
  1. No ISO optionee can transfer, sell, pledge, hypothecate, gift or otherwise dispose of an ISO Share until the expiration of both (i) two years after the date of grant of the ISO pursuant to which such ISO Share was issued, and (ii) one year after the optionee acquires the ISO Share. Provided, however, that the foregoing sentence does not apply to ISOs that are exercised after the death of the ISO optionee.

  2. A Company Option shall be treated as an ISO only if the optionee, at all times during the period beginning on the date of the granting of the option and ending on the day 3 months before the date of exercise of the option, was an employee of either the Company, a subsidiary or parent of the Company, or a company (or a parent or subsidiary of such company) issuing or assuming such Company Option.

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  3.  The Company's Board of Directors, at the written request of any ISO optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs that have not been exercised on the date of conversion into ROs at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a subsidiary thereof at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting ROs as the Company's Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any ISO optionee the right to have such option's ISO converted into ROs, and no such conversion shall occur until and unless the Board of Directors take appropriate action. The Company's Board of Directors, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

  4. In order for the Company to issue any ISOs, this Plan must receive the approval of the holders of a majority of the Company's Common Stock.

                                    SECTION IV
                               ERISA; CERTIFICATES;

                    AMENDMENT OF PLAN; RESERVATION OF SHARES

  1. ERISA and Federal Income Taxes. This Plan and Agreement is not subject to the Employee Retirement Income Security Act of 1974, nor is this Plan and Agreement qualified under Section 401(a) or the Internal Revenue Code of 1954, as amended.

  2. Certificates. The Company Options granted hereunder will be represented by certificates. Upon the exercise of any Company Option the optionee will submit the certificate representing such option to the Company at its principal executive offices, and if the exercise is for a portion of such optionee's Company Options, a new certificate will be issued to the optionee by the Company representing the remainder of such optionee's unexercised Company Options.

  3. Amendment to the Plan. It is understood that the Board of Directors of the Company may from time to time amend this Plan except that if any such amendment shall adversely affect any optionee under this Plan or require stockholder vote, such amendment must be consented to in writing by such optionee or approved by the Company's stockholders, as the case may be. Provided, however, that the Company may, without receiving the written consent

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of any optionee, amend this Plan to permit any or all transactions to be effectuated under this Plan to be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 under the Exchange Act or any successor law, rule or regulation thereof. The Board of Directors may either modify any of the terms of any or all of the Company Options after they are granted or terminated and reissue any or all Company Options that may be outstanding from time to time. The Board of Directors may in its discretion assign and delegate all responsibilities for administering this Plan and granting Company Options to a compensation committee of the Board of Directors, and such assignment and delegation shall not require the consent of any optionee. Nothing in this Plan shall in any way limit or restrict the Company's right or ability to establish any other compensation, incentive, pension, stock option or similar plans or programs or to issue shares of the Company's securities to any person or entity for any reason whatsoever.

  4. Reservation of Shares. The Company agrees that at all times there shall be reserved for issuance upon exercise of the Company Options granted hereby a sufficient number of shares of Common Stock and/or other securities as shall be required for such issuance.

                                    SECTION IV

                        ASSIGNMENTS; INVESTMENT INTENTION

  1. Assignment and Successors and Assigns. The terms of this Plan shall bind and inure to the benefit of the respective heirs, appointees, assigns, executors, administrators and successors of the respective parties hereto but shall not be assignable by any optionee without the Company's affirmative consent, except as otherwise expressly provided in any other section of this Plan.

  2. Investment Intention. Each optionee hereby represents, warrants, covenants and agrees that he is acquiring the Company Options hereunder, and that upon exercise of such options he will be purchasing the Company Option Shares, for investment and not with intention of distribution or resale and that the Company Options and Company Option Shares may not be offered or sold except in compliance with the provisions of the Securities Act of 1933, as amended.

                                   SECTION V

                                 MISCELLANEOUS

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  1.  Notices.

     (a) Any notice which any party hereto may be required or permitted to give shall be in writing, or may be delivered personally or by mail, postage prepaid, or telegram, telecopy or telex, addressed as follows: to the Company, at 1 Hollow Lane, Lake Success, New York 11042, or at such other address as the Company, by written notice to the optionees, may designate from time to time; to each optionee, at the last address contained in the Company's records for the optionee or at such other address as the optionee, by written notice to the Company, may designate from time to time.

  2. No Implied Right of Employment. The selection of an optionee for participation in this Plan shall not ipso facto give the optionee any rights to serve as a director, officer or employee of the Company or any subsidiary.

  3. No Contingent Voting Rights. An optionee shall have no voting or other rights with respect to any Company Option Shares until certificates representing such Company Option Shares shall actually have been delivered to him following his exercise of the corresponding Company Options.

  4. Other Benefits. The benefits provided for the optionees under this Plan and Agreement shall be in addition to and shall in no way preclude other benefits or forms of compensation from the Company to the optionees.

  5. Governing Law. This Plan shall be construed in accordance with the substantive laws of the State of New York without regard to its conflict of law doctrine.

  6. Consolidation Clause; Survival. This Plan contains the entire understanding of the parties with respect to its subject matter. All representations, warranties, covenants and agreements made herein shall survive the execution of this Plan.

  7. Effective Date of Plan. This Plan was approved by the Company's Board of Directors as of April 6, 1995.





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